Exhibit 99.1

WESCORP SIGNS LETTER OF INTENT TO ACQUIRE WATER PURIFICATION
TECHNOLOGY

CALGARY, ALBERTA – (MARKET WIRE) 05.10.2007

Wescorp Energy Inc. (OTCBB: WSCE) is pleased to announce that it has entered into a non-binding Letter of Intent (LOI) with a private Canadian corporation to acquire certain North American technology rights relating to a water purification system. The transaction is subject to due diligence, the usual and customary conditions, and entering into a definitive agreement.

In accordance with the terms of the LOI, Wescorp would purchase the right to manufacture, market, and service the seller’s proprietary water purification system. The system, currently in use in Europe, was created and commercialized using Swiss, German, Italian, and Canadian engineering. The portable facility uses waste heat to flash distill oilfield reclamation water, mining leachates, landfill and factory wastewater, and seawater resulting in potable water and mineable brines. Assuming the completion of the transaction, Wescorp anticipates that it will use the system independently or in conjunction with other water remediation technologies to address the critical water issues facing the oil and gas industry today.

About Wescorp

Wescorp Energy Inc. (www.wescorpenergy.com) is an energy services and engineering company committed to commercializing new technologies intended to increase existing production while also increasing economically recoverable petroleum reserves. Wescorp believes it has the drilling, production, and process optimization expertise to deliver technology solutions to market in a timely, economic and environmentally friendly manner.

Our Flowstar Technologies Inc. division (www.flowstardcr.com) produces advanced natural gas and gas liquids measuring devices based on a patented turbine-based Digital Chart Recorder (DCR) metering system. DCR meters are self-contained, energy-efficient units with integrated flow computers that are more accurate, easy to install and cost-effective than conventional flow-metering systems. They install directly near the wellhead and do not require external power, metering loops, heated shelters or alcohol injectors to protect them from weather condition to -50°C.

Ellycrack AS, a Norwegian corporation with which Wescorp has a binding agreement to enter into a joint-venture (www.ellycrack.com), is in the business of providing permanent heavy oil upgrading preprocessing technology that enables low-cost transport to refineries. In addition to the arrangement for a joint venture, Wescorp also owns an approximate 13% equity interest in Ellycrack AS.

Wescorp shares currently trade on the NASD-OTC Bulletin Board under the symbol "WSCE".

Safe Harbor Statement

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Wescorp and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, the statements regarding the completion, implementation, and details of the letter of intent between Wescorp and the seller and any statements of the plans, strategies, and objectives of management for future operations. The risks, uncertainties and assumptions referred to above include the completion of a definitive binding agreement implementing the matters provided for in the letter of intent; any unforeseen technical difficulties related to the development of the purchased technology; any integration or management issues;; and other risks that are described from time to time in Wescorp’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and other Securities and Exchange Commission reports filed thereafter. Forward-looking statements speak only as of the date the statement was made. Wescorp assumes no obligation and does not intend to update these forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

David Jones,
Investor Relations
Wescorp Energy Inc.
Toll Free: 1.877.247.1975
Direct: 1.705.845.0933
Email: djones@wescorpenergy.com